EXHIBIT 4.4

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 ("ACT"), AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         _______________________________________________________________

                               WARRANT CERTIFICATE
         _______________________________________________________________

NUMBER  OF  WARRANTS:  150,000                           CERTIFICATE NO.    1
                                                                          ------


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                           HIENERGY TECHNOLOGIES, INC.

Void after May 31, 2005

This certifies that RHEAL COTE (the "Holder") is entitled, subject to the terms set forth below, to purchase from HiEnergy Technologies, Inc. (the "Company"), a Washington corporation, 150,000 shares of the common stock of the Company ("Common Stock") from the date of this Warrant ("Warrant Commencement Date"), as such Common Stock is constituted on the Warrant Commencement Date, upon surrender of this Certificate at the principal office of the Company (referred to below), together with the attached Notice of Exercise form duly executed, and with simultaneous payment in lawful money of the United States, or otherwise as provided below, in an amount equal to the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant, which is one of a series of warrants issued for the Common Stock of the Company, and any warrants delivered in substitution or exchange therefor as provided below.

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term ("Term") commencing on the Warrant Commencement Date and ending at 5:00 p.m, Los
     Angeles time, on May 31, 2005 ("Expiration Date") and shall be void thereafter. In the event the Company files a preliminary registration statement or prospectus with the U.S. Securities and Exchange Commission or other securities regulator in the jurisdiction where the offering is being made, for the purposes of registering or qualifying an underwritten public offering of securities of the Issuer for stated proceeds of not less than USD $10,000,000 (before payment of underwriters' discounts and commissions), the Expiration Date of the Term shall be 5:00 p.m., Los Angeles time, on the day that is 30 days following such filing date.


HiEnergy Technologies, Inc - Warrant Certificate                    Page 1 of 6

2. Exercise Price The exercise price at which this Warrant may be exercised shall be USD $1.00 per share of Common Stock, as adjusted from time to time pursuant to Section 8 (the "Exercise Price").

3.   Exercise  of  Warrant.

     3.1 Method of Exercise. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part (such number being subject to adjustment as provided in Section 8 below), at any time, or from time to time, during the Term by surrender of this Warrant and the annexed Notice of Exercise (duly completed and executed on behalf of the Holder) at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), with payment in cash or by check acceptable to the Company, of the purchase price of the shares of Common Stock to be purchased. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company may make a cash payment equal to the Exercise Price multiplied by such fraction.

     3.2 Issuance of Stock Certificates. This Warrant shall be deemed exercised immediately prior to the close of business on the date of surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the Holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within thirty (30) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.

4. Rights of Stockholders. This Warrant shall not entitle its Holder to any of the rights of a stockholder of the Company until, and except to the extent that, this Warrant is exercised.

5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, delivery of an indemnity agreement or indemnity bond reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, at Holder's expense, in lieu of this Warrant, a new warrant of like tenor and amount.

6.   Transfer  of  Warrant;  Holder's  Responsibilities.

     6.1 Transferability and Negotiability of Warrant. This Warrant may not be transferred or assigned either in whole or in part.

     6.2 Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of all Holders. Any Holder of this Warrant or any portion thereof may change his, her, or its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the Company.


HiEnergy Technologies, Inc - Warrant Certificate                     Page 2 of 6

     6.3 Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register and issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

     6.4 Compliance with Securities Laws. The Holder of this Warrant, by acceptance of the same, acknowledges that this Warrant and the shares of Common Stock or Common Stock to be issued upon exercise or conversion are being acquired solely for the Holder's own account and not as a nominee for any other party, and not with a view to any distribution thereof by the Holder, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock or Common Stock to be issued upon exercise or conversion except pursuant to an effective registration statement, or an exemption therefrom, under the Act and any applicable state or provincial securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock or Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party and not with a view toward distribution.

     6.5 This Warrant and all shares of Common Stock or Common Stock issued upon exercise or conversion shall be stamped or imprinted with a legend in substantially the following form (in addition to any other legend required by state securities laws or deemed advisable by the board of directors):

          The securities represented by this certificate have not been registered under the Securities Act of 1933 or under the laws of any state. The Securities may not be sold or offered for sale, in whole or in part, in the absence of an effective registration statement covering them under said Act and applicable state laws unless in the opinion of counsel for the holder exemptions from such registration are available, which opinion shall be subject to the approval of the Company and its counsel.

7. Reservation of Stock. The Company covenants that during the Term the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be duly authorized, validly issued, fully paid and non-assessable and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that by issuance of this Warrant it vests full authority in its officers charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

8. Adjustments. The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment from time to time as follows:

     8.1 Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination,


HiEnergy Technologies, Inc - Warrant Certificate                     Page 3 of 6
          reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a Holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 8. The foregoing provisions of this Section 8 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder for shares in connection with any such transfer is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In any event, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as nearly as reasonably possible, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

     8.2 Reclassification, etc. If, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired and the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 8.

     8.3 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant (or any portion) remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

     8.4 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the


HiEnergy Technologies, Inc - Warrant Certificate                     Page 4 of 6
          right to acquire, in addition to the number of shares of the security available upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or Property (other than cash) of the Company that such Holder would have held on the date of such exercise had it been the Holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this
          Section  8.

     8.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 8, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to the Holder a like certificate setting forth: (i) such adjustments and readjustments;
          (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

     8.6 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

9.   Notices.

     9.1 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and shall be deemed to have been validly served, given or delivered; (i) three (3) days after deposit in the United States mail, with proper postage prepaid; (ii) when sent after receipt of confirmation or answerback if sent by telex or telecopy or other similar facsimile transmission; (iii) one (1) business day after deposit with a reputable overnight courier with all charges prepaid or; (iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

          (a) If to the Holder, at its last known address appearing on the books of the Company maintained for such purpose.

          (b) If to the Company at: 10 Mauchly Drive, Irvine, California, 92618.

          or at such other address as may be substituted by notice given as herein provided. The giving of any required notice may be waived in writing by the party entitled to receive such notice.

10. Amendments. This Warrant and any contained term may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. No waiver of, or exception to, any term, condition or provision of


HiEnergy Technologies, Inc - Warrant Certificate                    Page 5 of 6
     this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11.  Miscellaneous.

     11.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies.

     11.2 Severability. Each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Warrant shall be prohibited by or invalidated under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

     11.3 Headings. The headings used in this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     11.4 Governing Law. This Warrant shall be governed by the laws of the State of Washington without regard to the provisions thereof relating to conflict of laws.

IN WITNESS WHEREOF, HiEnergy Technologies, Inc., has caused this Warrant to be executed by its duly authorized officers.

Dated:            6-3-02
       -----------------------------

       HIENERGY  TECHNOLOGIES,  INC.

       By:      /s/  Barry  Alter
          ----------------------------------------
          Barry  Alter,  Chief  Executive  Officer

       Attest:

            /s/  Michal  Levy
       -------------------------------------------
       Michal  Levy,  Secretary




HiEnergy Technologies, Inc - Warrant Certificate                    Page 6 of 6

                               NOTICE OF EXERCISE

To:  HiEnergy  Technologies,  Inc.

     (1) The undersigned hereby elects to purchase _______________ shares of the Common Stock of HiEnergy Technologies, Inc. (the "Company"), pursuant to the terms of the attached Warrant, tendering simultaneous full payment of the purchase price for such shares.

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that:

          a) the shares of Common Stock to be issued upon exercise are being acquired solely for the account of the undersigned and not as a nominee for any other party; and

          b) the shares of Common Stock to be issued upon exercise are not acquired with a view toward distribution; and

          c) the undersigned is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended, and as provided in the Subscription Agreement; and

          d) the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except pursuant to an effective registration, or an exemption therefrom, under the Securities Act of 1933, as amended, together with a similar exemption under the securities laws of all applicable jurisdictions; and

          e) the undersigned otherwise reaffirms all representations, warranties, and indemnifications contained in the Warrant
               Certificate and Subscription Agreement, including, but not limited to, those contained in Section 6 of the Warrant Certificate; and

          f) the undersigned has reviewed all of Company's public filings with the Securities and Exchange Commission; and

          g) the undersigned consents to delay the exercise of the Warrant until, in the Company's judgment, the Company has disclosed any additional matters that need to be disclosed to the undersigned, beyond those contained in the public filings with the Securities and Exchange Commission.

     (3) Subject to Section (2), please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned.

     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

This ________ day of, __________, ____:


______________________________________
Signature


______________________________________
Print  Name  of  Signatory


______________________________________
Name  of  Entity  (if  applicable)